Exhibit 99.1

Contact: Charles Lambert Managing Director – Capital Markets Medical Properties Trust, Inc. (205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

27% INCREASE IN NORMALIZED FFO PER SHARE DURING 2012

2013 Guidance Increased to $1.10 Normalized FFO Per Share

Birmingham, AL – February 7, 2013 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the fourth quarter and year ended December 31, 2012.

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Achieved fourth quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.25, an increase of 32% over 2011’s $0.19 per diluted share;

•	For the full-year 2012, the Company’s $0.90 Normalized FFO per share represented a 27% increase over the $0.71 per share in 2011;

•	Exceeded $800 million in investments and commitments during 2012, including more than $168 million in the fourth quarter of 2012;

•	Sold two properties in the fourth quarter, realizing gains of more than $9.0 million and reflecting an unlevered internal rate of return of 15%;

•	Paid 2012 fourth quarter cash dividend of $0.20 per share, resulting in a dividend payout ratio of a very well-covered 80% of Normalized FFO;

•	Based on expected opportunities to acquire new assets at cash returns that are immediately accretive, the Company has estimated that Normalized FFO per share in 2013 will be $1.10.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and AFFO, all on a comparable basis to 2011 periods.

“In 2012 we achieved a number of important milestones, increasing assets beyond the $2 billion mark, driving revenue to more than $200 million and increasing Normalized FFO per share by 27% through immediately accretive acquisitions,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “We achieved these accomplishments with our strongest acquisition year in history with more than $800 million in investment and commitments, which yield an average first-year return of 10.3%. With a strong acquisition pipeline and favorable capital markets conditions, we expect to make additional accretive acquisitions to drive further increases in Normalized FFO per share in 2013.”

OPERATING RESULTS

Fourth quarter 2012 total revenues increased 67% to $57.4 million compared with $34.4 million for the fourth quarter of 2011. Normalized FFO for the quarter increased 65% to $33.9 million compared with $20.5 million in the fourth quarter of 2011. Per share Normalized FFO increased 32% to $0.25 per diluted share during the 2012 fourth quarter, compared with $0.19 per diluted share in the fourth quarter of 2011.

For the twelve months ended December 31, 2012, Normalized FFO was $119.4 million (or $0.90 per diluted share) compared with $78.0 million (or $0.71 per diluted share) in 2011. Revenue for the twelve months ended December 31, 2012, was $201.4 million compared to $135.5 million in 2011.

Net income for the fourth quarter of 2012 was $28.6 million (or $0.21 per diluted share) compared with net income of $12.7 million (or $0.11 per diluted share) in the fourth quarter of 2011. For the full year 2012, net income was $89.9 million (or $0.67 per diluted share) compared to $26.5 million (or $0.23 per diluted share).

PORTFOLIO UPDATE AND FUTURE OUTLOOK

Since September 30, 2012, the Company has made a $17 million investment in a long-term acute care hospital in Hammond, LA and committed to build a replacement hospital in Altoona, WI for $33.5 million for National Surgical Hospitals. As previously announced, the Company also committed to fund a $100 million investment with First Choice ER, LCC to provide sale / leaseback financing for up to 25 freestanding emergency room facilities and fund the $17.8 million construction of a rehabilitation hospital in Spartanburg, SC.

At December 31, 2012, the Company had total real estate and related investments of approximately $2.1 billion comprised of 82 healthcare properties in 25 states leased to 22 hospital operating companies. Based on this portfolio, continued double-digit yields on anticipated acquisitions of $400 million in 2013 and current capital markets conditions, the Company has increased its estimate of 2013 Normalized FFO per share to $1.10, which would represent an increase of 22% over the impressive 2012 results. “Because we are able to invest in hospital real estate that generates these high yields, every dollar invested is immediately accretive to 2013’s per share FFO and dividend coverage,” said Aldag.

Guidance estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than $400 million, acquisition capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 7, 2013; at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter and year ended December 31, 2012. The dial-in telephone numbers for the conference call 866-356-4281 (U.S.) and 617-597-5395 (International); using passcode 17469285. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion of the call through February 21, 2013. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 40589810.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,242,375,982	$1,174,153,751
Construction in progress and other	38,338,985	30,902,348
Real estate held for sale	—	59,793,225
Net investment in direct financing leases	314,411,549	—
Mortgage loans	368,650,000	165,000,000

Gross investment in real estate assets	1,963,776,516	1,429,849,324
Accumulated depreciation and amortization	(126,733,639)	(93,188,257)

Net investment in real estate assets	1,837,042,877	1,336,661,067

Cash and cash equivalents	37,311,207	102,725,906
Interest and rent receivable	47,586,709	29,862,106
Straight-line rent receivable	35,859,703	33,993,032
Other assets	221,085,156	118,631,608

Total Assets	$2,178,885,652	$1,621,873,719

Liabilities and Equity
Liabilities
Debt, net	$1,025,159,854	$689,848,981
Accounts payable and accrued expenses	65,960,792	51,124,723
Deferred revenue	20,609,467	23,307,074
Lease deposits and other obligations to tenants	17,341,694	28,777,787

Total liabilities	1,129,071,807	793,058,565

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 136,335,427 shares at December 31, 2012 and 110,786,183 shares at December 31, 2011	136,336	110,786
Additional paid in capital	1,295,916,192	1,055,255,776
Distributions in excess of net income	(233,494,130)	(214,058,258)
Accumulated other comprehensive income (loss)	(12,482,210)	(12,230,807)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,049,813,845	828,815,154

Total Liabilities and Equity	$2,178,885,652	$1,621,873,719

(A)	Financials have been derived from the prior year audited financials; however, we have reclassed the real estate (including accumulated depreciation) of certain properties sold in 2012 to Real Estate Held for Sale.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		(A)		(A)
Revenues
Rent billed	$30,982,990	$28,640,262	$123,079,976	$108,735,374
Straight-line rent	2,553,270	120,344	7,982,068	5,378,698
Income from direct financing leases	8,748,999	—	21,728,141	—
Interest and fee income	15,121,630	5,656,844	48,607,233	21,370,228

Total revenues	57,406,889	34,417,450	201,397,418	135,484,300
Expenses
Real estate depreciation and amortization	8,390,401	8,624,094	33,545,383	30,895,697
Property-related	455,322	395,499	1,495,448	737,847
Acquisition expenses	1,305,731	998,530	5,420,427	4,184,463
General and administrative	7,240,167	6,790,296	28,581,455	27,219,301

Total operating expenses	17,391,621	16,808,419	69,042,713	63,037,308

Operating income	40,015,268	17,609,031	132,354,705	72,446,992

Interest and other income (expense)	(16,120,991)	(11,312,500)	(56,961,855)	(57,927,977)

Income (loss) from continuing operations	23,894,277	6,296,531	75,392,850	14,519,015
Income from discontinued operations	4,709,113	6,443,222	14,684,097	12,195,089

Net income	28,603,390	12,739,753	90,076,947	26,714,104
Net income attributable to non-controlling interests	(47,430)	(47,676)	(177,252)	(178,212)

Net income attributable to MPT common stockholders	$28,555,960	$12,692,077	$89,899,695	$26,535,892

Earnings per common share - basic and diluted:
Income (loss) from continuing operations	$0.18	$0.05	$0.56	$0.12
Income from discontinued operations	0.03	0.06	0.11	0.11

Net income attributable to MPT common stockholders	$0.21	$0.11	$0.67	$0.23

Dividends declared per common share	$0.20	$0.20	$0.80	$0.80

Weighted average shares outstanding - basic	134,922,510	110,788,423	132,331,091	110,622,820
Weighted average shares outstanding - diluted	134,930,189	110,788,423	132,333,157	110,628,944

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$28,555,960	$12,692,077	$89,899,695	$26,535,892
Participating securities’ share in earnings	(171,473)	(229,415)	(886,374)	(1,089,841)

Net income, less participating securities’ share in earnings	$28,384,487	$12,462,662	$89,013,321	$25,446,051

Depreciation and amortization:
Continuing operations	8,390,401	8,624,094	33,545,383	30,895,697
Discontinued operations	52,190	1,407,158	1,310,302	3,813,587
Loss (gain) on sale of real estate	(9,089,008)	(5,426,067)	(16,369,188)	(5,431,391)
Real estate impairment charge	—	—	—	564,005

Funds from operations	$27,738,070	$17,067,847	$107,499,818	$55,287,949

Write-off straight line rent	4,816,433	2,470,436	6,456,272	2,470,436
Acquisition costs	1,305,731	998,530	5,420,427	4,184,463
Debt refinancing costs	—	—	—	14,214,036
Write-off of other receivables	—	—	—	1,845,966

Normalized funds from operations	$33,860,234	$20,536,813	$119,376,517	$78,002,850

Share-based compensation	2,207,235	1,690,793	7,637,420	6,983,471
Debt costs amortization	880,777	766,608	3,458,797	3,537,876
Additional rent received in advance (B)	(300,000)	(300,000)	(1,200,000)	(1,200,000)
Straight-line rent revenue and other	(3,907,388)	(1,536,330)	(11,696,822)	(7,353,316)

Adjusted funds from operations	$32,740,858	$21,157,884	$117,575,912	$79,970,881

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.21	$0.11	$0.67	$0.23
Depreciation and amortization:
Continuing operations	0.07	0.08	0.25	0.28
Discontinued operations	—	0.01	0.01	0.04
Loss (gain) on sale of real estate	(0.07)	(0.05)	(0.12)	(0.05)
Real estate impairment charge	—	—	—	—

Funds from operations	$0.21	$0.15	$0.81	$0.50

Write-off straight line rent	0.03	0.03	0.05	0.02
Acquisition costs	0.01	0.01	0.04	0.04
Debt refinancing costs	—	—	—	0.13
Write-off of other receivables	—	—	—	0.02

Normalized funds from operations	$0.25	$0.19	$0.90	$0.71

Share-based compensation	0.02	0.01	0.06	0.06
Debt costs amortization	0.01	0.01	0.03	0.03
Additional rent received in advance (B)	(0.01)	—	(0.01)	(0.01)
Straight-line rent revenue and other	(0.03)	(0.02)	(0.09)	(0.07)

Adjusted funds from operations	$0.24	$0.19	$0.89	$0.72

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 to discontinued operations.
(B)	Represents additional rent from one tenant received in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.